UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2012, Hologic, Inc. (“Hologic”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $1 billion in aggregate principal amount of its 6.25% senior notes due 2020 (the “Notes”) at an offering price of 100% of the aggregate principal amount of the Notes, plus any accrued interest thereon, to the purchasers named therein. The Notes will be general senior unsecured obligations of Hologic, will be guaranteed on a senior unsecured basis by certain subsidiaries of Hologic and will pay interest semi-annually. The offering of the Notes is anticipated to close concurrently with the completion of the proposed acquisition of Gen-Probe Incorporated (“Gen-Probe”) on or about August 1, 2012, subject to the satisfaction of certain customary closing conditions, including obtaining the approval of Gen-Probe’s stockholders. Gen-Probe has scheduled a Special Meeting of Stockholders for July 31, 2012 to vote on the proposed acquisition. If the acquisition does not occur on August 1, 2012, the net proceeds of the offering of the Notes will be deposited into an escrow account, together with cash or certain cash equivalents in an amount necessary to fund the redemption of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes and to pay accrued and unpaid interest to, but excluding, February 1, 2013. The funds so held in escrow will be released to Hologic upon closing of the acquisition on or before January 29, 2013. Hologic intends to use the net proceeds of the offering, to fund a portion of the merger consideration, and related fees and expenses, for the acquisition of Gen-Probe.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This report is neither an offer to sell nor a solicitation of an offer to buy these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

General

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Such forward-looking statements include, but are not limited to, statements about the anticipated closing of the issuance of the Notes pursuant to the Purchase Agreement, the anticipated completion of Hologic’s proposed acquisition of Gen-Probe, and Hologic’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of Hologic to consummate the proposed acquisition of Gen-Probe in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed acquisition, including the approval by Gen-Probe's stockholders; uncertainties relating to litigation, including pending and future Gen-Probe shareholder lawsuits related to the proposed acquisition; and the successful completion of all the other anticipated financing arrangements for the proposed acquisition including the completion and funding of Hologic’s proposed senior secured credit facilities, which may, among other things, be adversely affected by changes in prevailing credit markets (which have been subject to significant volatility), or adverse changes to Hologic’s business or prospects, and the Company’s ability to satisfy its conditions precedent for the closing of the issuance of the Notes. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic has filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties’ expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 7.01 Regulation FD Disclosure.

On July 19, 2012, Hologic issued a press release announcing the pricing of the Notes and the anticipated pricing of its senior secured credit facilities for the proposed acquisition of Gen-Probe. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated July 19, 2012.

99.1	Press Release issued by Hologic, Inc. on July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer